UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2008

ALPHA SECURITY GROUP CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33354	03-0561397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

328 West 77th Street, New York, New York	10024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 877-1588

_______________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 31, 2008, Alpha Security Group Corporation, a Delaware corporation (“Alpha” or the “Company”), and its newly formed, wholly owned subsidiary Alpha Arizona Corp., an Arizona corporation (“Alpha Arizona”), entered into an Agreement and Plan of Merger, Conversion and Share Exchange (the “Merger Agreement”) with Soya China Pte. Ltd. (“Soya”) and the selling shareholders party thereto (“Sellers”), which own 100% of the issued and outstanding equity securities of Soya.

Business Combination with Soya; Acquisition Consideration

Pursuant to the Merger Agreement, Alpha will acquire from the Sellers all of Soya’s issued and outstanding shares in exchange for an aggregate of 6,300,000 shares of Alpha common stock and an aggregate of US$30,000,000.  We refer to this share exchange as the “Business Combination”.  The Sellers have agreed to place 3,150,000 of the shares in escrow, to be released to the Sellers if the thresholds of $12.8 million and $17.2 million of adjusted net income of the combined company are met for the fiscal years ending December 31, 2008 and December 31, 2009, respectively.  Subject to certain exceptions related to force majeure situations, in the event that such thresholds are not met, the escrowed shares shall be released from escrow and repurchased by Alpha Bermuda for the  aggregate consideration of $1.00 and then retired and cancelled.  In addition, the Sellers are entitled to receive an aggregate of up to an additional 6 million newly issued Alpha shares if the thresholds of $19.5 million, $26 million and $34 million of the adjusted net income of the combined company are met for the fiscal years ending December 31, 2009, December 31, 2010 and December 31, 2011, respectively (the  “Deferred Stock Payment”).

Redomestication to Bermuda

Pursuant to the Merger Agreement, and upon stockholder approval, the Company will complete a corporate reorganization that would result in holders of the Company’s securities holding securities in a Bermuda company (“Alpha Bermuda”), rather than a Delaware corporation.  The reorganization involves two steps.  First, the Company, the current Delaware corporation, will effect a short-form merger pursuant to Section 253 of the General Corporation Law of the State of Delaware in which it will merge with and into Alpha Arizona, its wholly owned Arizona subsidiary, with Alpha Arizona surviving the merger (the “Merger”).  Second, after the Merger, and upon the approval of Alpha’s stockholders, Alpha Arizona will become Alpha Bermuda, a Bermuda company, pursuant to a conversion and continuation procedure under Arizona and Bermuda law (the “Conversion”, together with the Merger, the “Redomestication”).  The Redomestication will change the Company’s place of incorporation from Delaware to Bermuda.

The Redomestication will result in all of the Company’s issued and outstanding shares of common stock immediately prior to the Redomestication converting into shares of Alpha Bermuda, and all units, warrants and other rights to purchase the Company’s common stock immediately prior to the Redomestication being exchanged for substantially equivalent securities of Alpha Bermuda.  The shares of Alpha Bermuda shall continue to be quoted on NYSE Alternext US LLC or such other public trading market on which its shares may be trading at such time.  The Company will cease to exist and Alpha Bermuda will be the surviving corporation.  In connection therewith, Alpha Bermuda will assume all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Company, including any and all agreements, covenants, duties and obligations of the Company set forth in the Merger Agreement.

The Merger, the Conversion and the Business Combination are part of the same integrated transaction, and none of the Merger, the Conversion or the Business Combination will occur without the other.

The Merger and the Conversion require the affirmative vote of the holders of a majority of the issued and outstanding shares of the common stock of the Company, and the Business Combination requires the affirmative vote of the holders of a majority of the shares of common stock sold in the initial public offering of the Company voted at the meeting, provided, that the Business Combination will only proceed if holders of less than 35% of the shares of the common stock of the Company sold in its initial public offering exercise their redemption rights to redeem their shares for cash as provided in the Company’s Fourth Amended and Restated Certificate of Incorporation.

At the closing of the Business Combination, the parties will enter into a registration rights agreement and voting agreement, and the Sellers will enter into lock-up agreements. Certain officers of Soya will also enter into employment agreements with the surviving corporation.

Each of the signatories to the Merger Agreement also made certain representations and warranties to the other parties of the Merger Agreement.

For other information regarding the Redomestication and Business Combination, see the press release attached hereto and incorporated herein by reference.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of the Company’s stockholders to be held to approve the Redomestication and Business Combination.

Additional Information

Alpha intends to file with the SEC a preliminary proxy statement in connection with the proposed transaction. The Company’s stockholders are advised to read, when available, the Company’s definitive proxy statement in connection with the Company’s solicitation of proxies for the special meeting because it will contain important information not contained in this Current Report on Form 8-K.  The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed Redomestication and Business Combination. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Alpha Security Group Corporation, 328 West 77th Street, New York, NY 10024 Attn: Steven M. Wasserman. The proxy statement, once available, can also be obtained, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

Item 3.02                      Unregistered Sales of Equity Security.

The disclosures contained in Item 1.01 above are incorporated herein by reference. We expect to rely on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of the Alpha common stock to the Sellers in the Business Combination and the Deferred Stock Payment.

Item 7.01                      Regulation FD Disclosure.

Contemporaneously with this Current Report on Form 8-K, the Company issued a press release, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by this reference, in which it announced the Merger Agreement.  This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01                      Financial Statements and Exhibits.

The representations and warranties made by the Company and Soya in the Merger Agreement filed herewith were made as of a specified date and are qualified by information contained in disclosure schedules that the Company and Soya delivered to each other in connection with the execution of the Merger Agreement. Representations and warranties may be used as a tool to allocate risks between the parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts. Shareholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or conditions of the Company or of Soya.

Exhibit No.	Description

10.1	Agreement and Plan of Merger, Conversion and Share Exchange by and among Alpha Security Group Corporation, Alpha Arizona Corp., Soya China Pte. Ltd. and the Selling Shareholders

99.1	Press Release dated January 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2009	ALPHA SECURITY GROUP CORPORATION

	By:	/s/ Steven M. Wasserman
Name: Steven M. Wasserman
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and Plan of Merger, Conversion and Share Exchange by and among Alpha Security Group Corporation, Alpha Arizona Corp., Soya China Pte. Ltd. and the Selling Shareholders

99.1	Press Release dated January 6, 2009